[LETTERHEAD OF GOTTBETTER & PARTNERS, LLP]

                           GOTTBETTER & PARTNERS, LLP
                         488 MADISON AVENUE, 12TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 400-6900

                                                                     EXHIBIT 5.1
November  7,  2003


NES  Worldwide,  Inc.
938  Howe  Street,  Suite  402
Vancouver,  British  Columbia  V6Z1N9
Canada


RE:     NES WORLDWIDE, INC.  (THE "COMPANY") REGISTRATION STATEMENT ON FORM SB-2
FOR  1,240,250  SHARES  OF  COMMON  STOCK

To  Whom  it  May  Concern:

     At your request, we have examined the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by NES Worldwide, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about November 7, 2003, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,240,250 shares of the Company's Common Stock, of which 1,240,250 are presently issued and outstanding (the "Shares"), all of which will be sold or distributed by certain selling security holders (the "Selling Security Holders").

     In  rendering  this  opinion,  we  have  examined  the  following:

     - the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

     - the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books; and

     - the Company's stock transfer ledger stating the number of the Company's issued and outstanding shares of capital stock as of November 7, 2003.

     We have assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     This opinion opines upon Delaware law including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.


     Based upon the foregoing, it is our opinion that the Shares to be sold or distributed by the Selling Security Holders pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

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     We  consent  to  the  use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very  truly  yours,


/s/GOTTBETTER  &  PARTNERS,  LLP
--------------------------------
GOTTBETTER  &  PARTNERS,  LLP


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